Kewaunee Scientific Reports
Results for Fiscal Year and Fourth Quarter

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. June 28, 2023 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its fourth quarter and its fiscal year ended April 30, 2023.

Fiscal Year 2023 Fourth Quarter Results:

Sales during the fourth quarter of fiscal year 2023 were $53,986,000, an increase of 8.6% compared to sales of $49,715,000 from the prior year's fourth quarter. The increase was a result of higher international segment sales when compared to the prior period due to the continued delivery of several large projects awarded over the course of the past eighteen months.

Pre-tax earnings for the quarter were $2,322,000 compared to $2,345,000 for the prior year period. Net earnings for the quarter were $1,005,000 compared to a net loss of $362,000 for the prior year. EBITDA1 for the quarter was $3,307,000 compared to $2,969,000 for the prior year period. Diluted earnings per share were $0.34, as compared to a diluted loss per share of $0.13 in the prior year's fourth quarter.

Domestic Segment - Domestic sales for the quarter were $35,123,000, a decrease of 6.9% from sales of $37,720,000 in the prior year period. Net earnings for the domestic segment were $2,402,000 compared to $2,380,000 in the prior year period. Domestic segment EBITDA was $2,991,000 compared to $2,957,000 for the prior year period. During the fourth quarter, the Company fulfilled most of the outstanding performance obligations for the remaining direct orders in its order backlog, the majority of which were priced and executed prior to the broad-based inflation experienced during the previous fiscal year.

International Segment - International sales for the quarter were $18,863,000, an increase of 57.3% from sales of $11,995,000 in the prior year period. This increase in sales was due to the continued delivery of several large projects awarded over the course of the past eighteen months. Net income for the international segment was $1,106,000 compared to $1,020,000 in the prior year period. International segment EBITDA was $1,546,000 compared to $1,456,000 for the prior year period. EBITDA for the quarter was reduced by $293,000, when compared to the previous year period due to a change in the Corporate cost allocation methodology after completing a revised transfer pricing study.

Corporate Segment – Corporate segment net loss was $2,503,000 for the quarter, as compared to $3,762,000 in the prior year period. Corporate segment EBITDA loss for the quarter was $1,230,000, a favorable improvement of 14.8% from corporate segment EBITDA loss of
1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

$1,444,000 for the prior year period. The improved EBITDA was driven by the Corporate cost allocation methodology change discussed above, partially offset by higher pension-related expenses.

The Company's order backlog was $147.9 million on April 30, 2023, decreasing from $153.2 million on January 31, 2023 and $173.9 million on April 30, 2022. This change in backlog is principally driven by the substantial completion of the previously announced Dangote Oil project in Lagos, Nigeria during the fiscal year and a reduction in market demand within the ASEAN marketplace. The Company's order backlog for the United States and Indian markets finished the year similar to prior year levels as order rates in these markets remain strong.

"Kewaunee delivered one of the best quarters in the Company's history as our Associates finished fiscal year 2023 on a high note," said Thomas D. Hull III, Kewaunee's President, and Chief Executive Officer. "Profitability improved throughout the year as our teams continued to operate the business with excellence."

"Our domestic team remained focused on supporting our dealer and distribution partners, concluding a year of significant transition. We have materially completed our remaining performance obligations for the previously discussed direct projects, which were priced and awarded prior to the broad-based inflation experienced during the prior fiscal year. We continue to encourage and support our dealer and distribution partners' investment in their organizations so they can better serve their respective territories and we can grow our businesses together. We ended the year well positioned with a strong go-to-market strategy, a healthy order backlog, and a robust opportunity pipeline."

"Our international team has been awarded several large, high-profile projects over the past two years. The fourth quarter of fiscal year 2023 was very strong. This resulted in a significant increase in sales when compared to the prior year quarter. The international team wrapped up what was a record year for both sales and earnings for the segment during the fourth quarter. I could not be prouder of how the team performed during the year."

Fiscal Year 2023 Full Year Results:

Sales during fiscal year 2023 were $219,494,000, an increase of 30.0% compared to sales of $168,872,000 from the prior year. Pre-tax earnings for the fiscal year were $4,498,000 compared to a pre-tax loss of $2,485,000 for the prior year. Net earnings for the fiscal year were $738,000, compared to a net loss of $6,126,000 for the prior year. EBITDA for the fiscal year was $7,517,000 compared to $394,000 for the prior fiscal year. Diluted earnings per share was $0.25, as compared to a loss per share of $2.20 in the prior fiscal year.

Domestic Segment - Domestic sales for the fiscal year were $146,716,000, an increase of 15.7% from sales of $126,848,000 in the prior year. This increase was primarily driven by the pricing of new orders in response to higher raw material input costs. Domestic segment net earnings were $3,408,000 compared to a net loss of $229,000 in the prior fiscal year. Domestic segment EBITDA was $5,802,000 compared to $2,223,000 for the prior year. Domestic segment profitability was negatively impacted during the year by the completion of direct contracts which were priced and awarded prior to the broad-based inflation experienced in the prior fiscal year. Many of these direct contracts were delivered at a loss for the Company.

International Segment - International sales for the fiscal year were $72,778,000, an increase of 73.2% from sales of $42,024,000 in the prior year. The increase in sales was driven by the delivery of several large projects throughout the fiscal year in India, Asia, and Africa. International segment net earnings were $4,511,000 compared to $2,333,000 in the prior fiscal year. International segment EBITDA was $6,650,000 compared to $3,571,000 for the prior year.

Corporate Segment – Corporate segment net loss was $7,181,000 for the fiscal year, as compared to $8,230,000 in the prior fiscal year. Corporate segment EBITDA loss for the fiscal year was $4,935,000, a favorable improvement of 8.6% from corporate segment EBITDA loss of $5,400,000 for the prior year. The favorable change in EBITDA was primarily driven by increased Corporate allocations of $1,172,000 when compared to the prior year due to the change in transfer pricing methodology discussed above, partially offset by higher pension-related expenses and higher operating expenses.

Total cash on hand on April 30, 2023 was $13,815,000, compared to $6,894,000 on April 30, 2022. Working capital was $47,867,000, compared to $49,272,000 on April 30, 2022. Short-term debt was $3,587,000 on April 30, 2023, compared to $1,588,000 on April 30, 2022, and long-term debt was $29,007,000 on April 30, 2023 compared to $29,704,000 on April 30, 2022. The Company’s debt-to-equity ratio on April 30, 2023 was 1.08-to-1, compared to 1.07-to-1 on April 30, 2022.

"Our vision for Kewaunee is to be the global supplier of choice with customers in the laboratory furniture and infrastructure markets," said Thomas D. Hull III, Kewaunee's President, and Chief Executive Officer. "In pursuing this vision, we continue to follow the principles that guide our actions:

•We will be easy to do business with;
•We will get closer to our customers;
•We will do everything with the highest quality; and
•We will lead and not follow (we are innovators)."

"Fiscal year 2023 was a transition year for Kewaunee as we emerged from an extremely disruptive period over the past three years dealing with a global pandemic, rapid broad-based inflation, labor shortages and supply chain disruptions. A testament to the character and drive of Kewaunee's leadership team and Associates is that, while managing through these challenges, we continued to invest in and evolve our business. The benefits of these decisions began to appear as we moved through the year and our financial performance steadily improved. Kewaunee ends fiscal year 2023 with a strong global management team, a healthy backlog, improved manufacturing capabilities, and end-use markets which continue to prioritize investment in projects that require the products Kewaunee designs and manufactures."

"Moving forward, Kewaunee will continue to invest in developing world class manufacturing capabilities to support our dealer and distribution partners in growing our businesses together. This investment in our capabilities better positions Kewaunee to be the brand of choice. Kewaunee's future is bright, and I am excited to continue building on our momentum in fiscal 2024."

EBITDA and Segment EBITDA Reconciliation

Quarter Ended April 30, 2022	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,380	$1,020	$(3,762)	$(362)
Add/(Less):
Interest Expense	—	13	223	236
Interest Income	—	(59)	(196)	(255)
Income Taxes	—	419	2,254	2,673
Depreciation and Amortization	577	63	37	677
EBITDA	$2,957	$1,456	$(1,444)	$2,969

Quarter Ended April 30, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,402	$1,106	$(2,503)	$1,005
Add/(Less):
Interest Expense	—	97	447	544
Interest Income	—	(194)	(1)	(195)
Income Taxes	—	449	779	1,228
Depreciation and Amortization	589	88	48	725
EBITDA	$2,991	$1,546	$(1,230)	$3,307

Fiscal Year to Date April 30, 2022	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$(229)	$2,333	$(8,230)	$(6,126)
Add/(Less):
Interest Expense	—	30	602	632
Interest Income	—	(197)	(202)	(399)
Income Taxes	50	1,129	2,339	3,518
Depreciation and Amortization	2,402	276	91	2,769
EBITDA	$2,223	$3,571	$(5,400)	$394

Fiscal Year to Date April 30, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$3,408	$4,511	$(7,181)	$738
Add/(Less):
Interest Expense	—	210	1,524	1,734
Interest Income	—	(603)	(358)	(961)
Income Taxes	—	2,250	889	3,139
Depreciation and Amortization	2,394	282	191	2,867
EBITDA	$5,802	$6,650	$(4,935)	$7,517

About Non-GAAP Measures

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. We believe EBITDA and Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization, which can vary significantly between companies depending upon many factors. EBITDA and Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA and Segment EBITDA can vary among companies. The amounts included in the EBITDA and Segment EBITDA calculations, however, are derived from amounts included in the historical statements of operations. EBITDA and Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets. Kewaunee Scientific's website is located at http://www.kewaunee.com.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers' required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders' interest. Many important factors that could cause such a difference are described under the caption "Risk Factors," in Item 1A of our Annual Report on Form 10-K for the most recent fiscal year ended April 30, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Consolidated Statements of Operations
($ and shares in thousands, except per share amounts)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2023	2022	2023	2022
Net sales	$53,986	$49,715	$219,494	$168,872
Cost of products sold	43,625	40,388	183,906	144,652
Gross profit	10,361	9,327	35,588	24,220
Operating expenses	7,660	7,086	30,224	26,828
Operating earnings (loss)	2,701	2,241	5,364	(2,608)
Pension (expense) income	(18)	89	(71)	355
Other income, net	183	251	939	400
Interest expense	(544)	(236)	(1,734)	(632)
Earnings (loss) before income taxes	2,322	2,345	4,498	(2,485)
Income tax expense	1,228	2,673	3,139	3,518
Net earnings (loss)	1,094	(328)	1,359	(6,003)
Less: Net earnings attributable to the non-controlling interest	89	34	621	123
Net earnings (loss) attributable to Kewaunee Scientific Corporation	$1,005	$(362)	$738	$(6,126)

Net earnings (loss) per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.36	$(0.13)	$0.26	$(2.20)
Diluted	$0.34	$(0.13)	$0.25	$(2.20)
Weighted average number of common shares outstanding
Basic	2,830	2,790	2,824	2,786
Diluted	2,928	2,790	2,902	2,786

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	April 30, 2023	April 30, 2022

Assets
Cash and cash equivalents	$8,078	$4,433
Restricted cash	5,737	2,461
Receivables, less allowances	46,081	41,254
Inventories	21,889	23,796
Note receivable	—	13,457
Prepaid expenses and other current assets	6,135	6,164
Total Current Assets	87,920	91,565
Net property, plant and equipment	16,402	15,121
Right of use assets	9,170	7,573
Other assets	5,406	4,514
Total Assets	$118,898	$118,773

Liabilities and Stockholders' Equity
Short-term borrowings	$3,587	$1,588
Current portion of financing lease liabilities	85	126
Current portion of operating lease liabilities	1,967	1,319
Current portion of financing liability	642	575
Accounts payable	23,599	27,316
Other current liabilities	10,173	11,369
Total Current Liabilities	40,053	42,293
Long-term portion of financing lease liabilities	148	228
Long-term portion of operating lease liabilities	7,136	6,179
Long-term portion of financing liability	28,132	28,775
Other non-current liabilities	4,944	5,118
Total Liabilities	80,413	82,593
Kewaunee Scientific Corporation Equity	37,409	35,694
Non-controlling interest	1,076	486
Total Stockholders' Equity	38,485	36,180
Total Liabilities and Stockholders' Equity	$118,898	$118,773